EXHIBIT 16.1


                          Jones, Jensen & Company, LLC
                  Certified Public Accountants and Consultants

January 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: Synthonics Technologies, Inc. and Subsidiaries
    Commission File No. 0-24109


Ladies and Gentlemen:

We were previously the independent accountants for the Company and on January 25, 1999, we reported on the consolidated financial statements of the Company for the years ended December 31, 1998 and 1997. On January 28, 2000, we were replaced as the independent accountants of the Company.

We have read Item 4 of Form 8-K dated January 26, 2000, of Synthonics Technologies, Inc. and are in agreement with the statements contained in paragraph 4(a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

                                             /S/ JONES, JENSEN & COMPANY
                                             -----------------------------------
                                             JONES, JENSEN & COMPANY


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